                                EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into on MAY 8, 1998 by and between Richard M. Rodstein, an individual (the "Executive"), and K2 Inc., a Delaware corporation (the "Company").

                                W I T N E S S E T H:

     WHEREAS, the Executive is currently the President and Chief Executive Officer of the Company, and has been serving in such position without an employment agreement; and

     WHEREAS, the Company and the Executive mutually desire that an employment agreement be entered into setting forth their mutual rights and obligations in respect of the Executive's employment;

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

                                 A G R E E M E N T:

     1.   EMPLOYMENT BY THE COMPANY AND TERM.

          (a) POSITION AND REPORTING. Subject to the terms set forth herein, the Company agrees to employ the Executive as President and Chief Executive Officer and the Executive hereby accepts such employment. During the term of the Executive's employment, the Executive will report solely and directly to the Board of Directors of the Company (the "Board"). During the term of the Executive's employment, the Company will nominate and recommend the Executive for re-election as a director at each annual meeting of stockholders coinciding with the expiration of his term as a director.

          (b) FULL TIME AND BEST EFFORTS. During the term of his employment with the Company, the Executive will devote substantially all of his business time and use his best efforts to advance the business and welfare of the Company, except for sick leave, vacations and approved leaves of absence. During the term of the Executive's employment, he will not engage in any other employment or business activities that would be directly harmful or detrimental to, or that may compete with, the business and affairs of the Company, or that would interfere with his duties hereunder. However, the foregoing will not prevent the Executive from devoting a reasonable amount of time to personal investment, civic and charitable activities.

          (c) DUTIES. The Executive will perform such duties as are customarily associated with his position in a corporation of the size and nature of the Company, consistent with the Bylaws of the Company and as reasonably required by the Board.

          (d) COMPANY POLICIES. The employment relationship between the parties will be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement will control.

          (e) TERM. The term of this Agreement will begin as of MAY 8, 1998 and end on MAY 7, 2001 (such three-year period, the "Employment Term"), unless extended and subject to the provisions for termination set forth herein.

     2.   COMPENSATION AND BENEFITS.

          (a) SALARY. The Executive will receive for services to be rendered hereunder a base salary at the annual rate of Three Hundred Twenty-Five Thousand Dollars ($325,000) payable at least as frequently as monthly and subject to payroll deductions as may be necessary or customary in respect of the Company's salaried employees (the "Base Salary"). The Base Salary will be subject to review at least annually and to increase at such times and in such amounts as the Board may approve.

          (b) PARTICIPATION IN BENEFIT PLANS. During the term of the Executive's employment, the Executive will be entitled to participate in any insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Company may, in its sole discretion and from time to time, amend, eliminate or establish additional benefit programs as it deems appropriate. The Executive will also participate in all fringe benefits offered by the Company to any of its senior executives.

     3. INCENTIVE, BONUS AND OPTION PLANS. During the Executive's employment, the Executive will be entitled to participate, on terms and conditions that are appropriate to his position and responsibilities at the Company and are no less favorable than those applying to other senior executives of the Company, in any incentive, bonus, deferred compensation, retirement, stock option and other compensation plans of the Company currently or hereafter made available by the Company to senior executives of the Company

     4. PERQUISITES, VACATIONS AND REIMBURSEMENT OF EXPENSES. During the term of the Executive's employment:

          (a) The Company will furnish the Executive with, and the Executive will be allowed full use of, office facilities, automobiles, secretarial and clerical assistance and other Company property and services commensurate with his position and of at least comparable quality, nature and extent to those made available to other senior executives of the Company from time to time;

          (b) The Executive will be allowed vacations and leaves of absence with pay on a basis no less favorable than that applying to other senior executives of the Company;

          (c) The Company will reimburse the Executive for all monies which he has expended for purposes of the Company's business, such reimbursement to be effected in accordance with Company reimbursement policies and procedures from time to time in effect.

     5.   TERMINATION OF EMPLOYMENT.

          (a) DEFINITIONS. The following definitions will apply to Sections 5 and 6 as applicable:

             (i) CAUSE. The term "Cause" means: (A) conviction of a felony involving moral turpitude, or (B) willful gross neglect or willful gross misconduct in carrying out Executive's duties under this Agreement, resulting in material economic harm to the Company, unless Executive believed in good faith that such conduct was in, or not contrary to, the best interests of the Company.

             (ii) DISABILITY. The term "Disability" means the inability of the Executive due to illness (mental or physical), accident, or otherwise, to perform his duties for any period of 180 consecutive days, as determined by an independent physician selected by the Company and reasonably acceptable to the Executive or his legal representative. Any return to work from a period of disability must be authorized by the Executive's physician.

             (iii) GOOD REASON. The term "Good Reason" means: (A) a material breach of this Agreement by the Company; (B) without the Executive's prior written consent, assignment to the Executive of duties materially inconsistent in any respect with his position or any other action by the Company that results in a material diminution in the Executive's position, authority, duties or responsibilities, it being expressly understood that a change in the Executive's reporting responsibility so that he does not report directly and solely to the Board will constitute "Good Reason"; (C) any transaction in which the Company becomes a subsidiary of another corporation or which is described in clause (iii) or (iv) of the definition of "Change in Control" in Section 6(a) below; (D) reduction, without the Executive's prior written consent, of the Executive's Base Salary, or his bonus or other cash incentive compensation opportunity, for any reason other than in connection with the termination of his employment or in connection with, and proportionate to, a Company-wide pay reduction; (E) any material reduction of fringe benefits provided to the Executive for any reason other than in connection with the termination of the Executive's employment or in connection with any change to the Company's benefit programs applicable to all Company employees generally made in the normal course of business; (F) assignment of the Executive, without his prior written consent, to a Company office located more than 20 miles from the Executive's current office location; or (G) the Company's failure to obtain an agreement from any successor or assign of the Company to assume and to agree to perform this Agreement.

             (iv) NOTICE OF TERMINATION. The term "Notice of Termination" means a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. Any purported termination of employment by the Company or by the Executive must be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(a) hereof. With respect to any termination of employment by the Executive for Good Reason, the Executive will have 120 days following the occurrence of any event described in Section 5(a)(iii) to provide the Company with Notice of Termination, and may not do so thereafter.

             (v) SEVERANCE TERM. The term "Severance Term" means the remaining period of the Employment Term as of a Termination Date or two full years, whichever is longer.

             (vi)    TERMINATION DATE.  The term "Termination Date" means:
     (i) if the Executive terminates his employment for Good Reason, the date that is 60 days after Notice of Termination is given and (ii) if the Executive's employment is terminated by the Company other than for Cause, death or Disability, the date that is 30 days after Notice of Termination is given.

          (b) TERMINATION BY THE COMPANY FOR CAUSE. The Board may terminate the Executive's employment with the Company at any time for Cause, immediately upon notice to the Executive of the circumstances leading to such termination for Cause. In the event that the Executive's employment is terminated for Cause, the Executive will receive payment for all accrued salary and vacation time through the Termination Date, which in this event will be the date upon which Notice of Termination is given. The Company will have no further obligation to pay severance of any kind whether under this Agreement or otherwise nor to make any payment in lieu of notice.

          (c) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive will have the right, at his election, to terminate his employment with the Company by written notice to the Company to that effect for a period of 120 days following any occurrence constituting Good Reason; PROVIDED, HOWEVER, that termination for Good Reason will not be effective until the Executive gives written notice specifying the occurrence constituting Good Reason and, PROVIDED that if such occurrence is curable, the Company fails to correct it within 10 days after the receipt of the applicable notice.

          (d) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. In the event that the Executive's employment is terminated by the Company (other than pursuant to Section 5(b)) or such employment is terminated by the Executive for Good Reason, (and in either such case the Executive is not entitled to benefits pursuant to Section 6(b)), the Company agrees to pay or provide to the Executive as termination compensation the following:

             (i) A single lump sum payment, payable in cash within five days of the Termination Date, equal to the sum of:

                     (A) the accrued portion of any Base Salary and vacation through the Termination Date; plus

                    (B) an amount representing bonus and all other cash incentive compensation for such period determined by multiplying:

                        (I) the average of such bonus and other cash incentive compensation accrued for each of the three preceding full years, by

                        (II) the fraction of the year of termination elapsed prior to the Termination Date; plus

                    (C) the present value of:

                        (I) the Executive's Base Salary in effect upon the Termination Date for the Severance Term, plus

                        (II) incentive compensation for the Severance Term, based upon the Executive's average bonus and all other cash incentive compensation accrued for each of the three preceding full years, less standard withholdings for tax and social security purposes. For the purpose of determining present value, future payments will be discounted at an interest rate equal to the short-term borrowing rate of the Company.

               (ii) The Executive will have a period of 120 days following the Termination Date to exercise any options subject to exercise as of such date.

               (iii)    Continuation of benefits as follows:

                    (A) All benefits provided under Section 2(b) will continue for the remaining period of the Severance Term. Notwithstanding the foregoing, to the extent any such benefit cannot be provided through the applicable plan of the Company, the Company will provide such benefit outside of the plan or will provide a cash lump sum payment equal to the value of such additional benefit.

                    (B) The Company shall meet its obligation under (A), above, in connection with its group medical/dental plan for the period ending on the earlier to occur of: (i) the end of the Severance Term or (ii) the date the Executive ceases to be eligible for continuation coverage under the Company's group medical/dental plan pursuant to the provisions of COBRA, by providing the continuation of such coverage at Company expense, contingent upon the Executive's timely election of such coverage under COBRA.

                    (C) To the extent required to avoid adverse tax consequences under Section 105(h) of the Internal Revenue Code of 1986 (the "Code"), the Company's payments under this Section 5(d)(iii) will be recognized by the Executive in his taxable income and the Executive will receive, in addition, a

          "gross-up" payment covering the tax liability attributable to such recognized income consistent with principles of paragraph 6(c)(v), below.

             (iv) Additional credited service for retirement benefits under all retirement plans, including supplemental retirement plans (if any), equivalent to the Severance Term.

          (e) TERMINATION BY REASON OF DEATH OR DISABILITY. This Agreement will terminate upon the death of the Executive; and the Executive's employment hereunder may be terminated by the Executive or the Company, at either of their election, upon the Executive's Disability. In the event the Executive's employment is terminated as the result of death or Disability, except as set forth in the following sentence, the Executive, or his estate or legal representative, will be entitled to receive the accrued portion of any Base Salary and vacation through the Termination Date, plus any unreimbursed business expenses, plus for the remainder of the Employment
Term: (i) periodically not less frequently than monthly in accordance with the Company's normal payroll practice, payments at the rate of his then Base Salary; and (ii) at the normal and customary time for payment of bonuses and all other cash incentive compensation, amounts equal to the average of such payments accrued for each of the three full preceding years; in each case subject to any applicable withholdings for tax and social security purposes. The payments provided in this Section 5(e) will be reduced by the amount of any payments made to the Executive pursuant to any disability or life insurance policy provided by the Company for this purpose, which insurance policy is in addition to any other insurance benefits provided to the Executive as a benefit hereunder.

     6.   BENEFITS UPON CHANGE OF CONTROL.

          (a)  DEFINITIONS.  In addition to the definitions provided in
Section 5, the following definition will apply to this Section 6:

               CHANGE IN CONTROL. The term "Change in Control" means the occurrence of any of the following events after the date of this
     Agreement: (i) the acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Securities"); PROVIDED, HOWEVER, that the following acquisitions will not constitute a Change in Control:
     (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by the Executive (or a group including the Executive); (ii) a change in the composition of a majority of the Board within a three-year period, which change has not been approved by a majority of the persons then surviving as Directors who also comprised the Board immediately prior to the commencement of such period; or (iii) the consummation of any reorganization, merger or consolidation other than a reorganization, merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

          (b) ELIGIBILITY FOR BENEFITS. The Company agrees to pay to the Executive the benefits specified in Section 6(c) hereof if (i) there is a Change in Control during the term of this Agreement and (ii) within the period commencing on the date of the Change in Control, or (if earlier) the date of any agreement by the Company to enter into the transaction resulting in such Change in Control, and ending two years after the Change in Control
(A) the Company terminates the employment of the Executive for any reason other than Cause, death or Disability or (B) the Executive voluntarily terminates employment with the Company for Good Reason. A Change of Control will be deemed to have occurred during the term of this Agreement, for purposes of this paragraph 6(b), if an agreement is entered into during the term of this Agreement for a transaction resulting in a Change of Control, notwithstanding that the Change of Control transaction is not completed until after the term of this Agreement.

          (c) BENEFITS UPON TERMINATION OF EMPLOYMENT. If the Executive is entitled to benefits pursuant to Section 6(b) hereof, in lieu of any payments and benefits provided in Section 5 the Company agrees to pay or provide to the Executive as termination compensation the following:

               (i) A single lump sum payment, payable in cash within five days of the Termination Date, equal to the sum of:

                    (A) the accrued portion of any Base Salary and vacation through the Termination Date; plus

                    (B) an amount representing bonus and all other cash incentive compensation for such period determined by multiplying:

                        (I) the average of such bonus and other cash incentive compensation accrued for each of the three preceding full years, by

                        (II) the fraction of the year of termination elapsed prior to the Termination Date; plus

                    (C)  299% of the sum of:

                        (I) the Executive's Base Salary in effect upon the Termination Date plus

                        (II) the Executive's average bonus and all other cash incentive compensation accrued for each of the three preceding full years.

              (ii) All stock options, restricted stock or other equity awards then held by Employee will automatically be deemed amended, without further action on the part of the Company or the Executive, so that (A) all options will be fully vested and not subject to forfeiture or expiration by reason of the Executive's termination, and will be subject to exercise in full for the remainder of their stated term; and
     (B) all restricted stock or other equity awards will be fully vested and all restrictions thereon will lapse.

              (iii)  Continuation of benefits as follows:

                     (A) All benefits provided under Section 2(b) will continue for the remaining period of the Severance Term. Notwithstanding the foregoing, to the extent any such benefit cannot be provided through the applicable plan of the Company, the Company will provide such benefit outside of the plan or will provide a cash lump sum payment equal to the value of such additional benefit.

                     (B) The Company shall meet its obligation under (A), above, in connection with its group medical/dental plan for the period ending on the earlier to occur of: (i) the end of the Severance Term or (ii) the date the Executive ceases to be eligible for continuation coverage under the Company's group medical/dental plan pursuant to the provisions of COBRA, by providing the continuation of such coverage at Company expense, contingent upon the Executive's timely election of such coverage under COBRA.

                     (C) To the extent required to avoid adverse tax consequences under Section 105(h) of the Internal Revenue Code of 1986 (the "Code"), the Company's payments under this Section 5(d)(iii) will be recognized by the Executive in his taxable income and the Executive will receive, in addition, a "gross-up" payment covering the tax liability attributable to such recognized income consistent with principles of paragraph 6(c)(v), below.

              (iv) Additional credited service for retirement benefits under all retirement plans, including supplemental retirement plans (if any), equivalent to the remaining period of the Employment Term.

              (v) In the event that any amount or benefit that may be paid or otherwise provided to the Executive by the Company or any affiliated company, whether pursuant to this Agreement or otherwise (collectively, "Covered Payments"), is or may become subject to the tax imposed under Code Section 4999 ("Excise Tax"), the Company will pay to the Executive a "Reimbursement Amount" equal to the total of: (A) any Excise Tax on the Covered Payments, plus (B) any Federal, state, and local income taxes, employment and excise taxes (including the Excise Tax) on the Reimbursement Amount (but without reduction for any Federal, state, or local income or employment taxes on such Covered Payments), plus (C) the product of any deductions disallowed for

     Federal, state or local income tax purposes because of the inclusion of the Reimbursement Amount in the Executive's adjusted gross income multiplied by the highest applicable marginal rate of Federal, state, and local income taxation, respectively, for the calendar year in which the Reimbursement Amount is to be paid. For purposes of this Section 6(c)(v), the Executive will be deemed to pay (Y) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Reimbursement Amount is to be paid and (Z) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which such Reimbursement Amount is to be paid, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Executive's adjusted gross income).

          (d) CHANGES TO BENEFITS. In the event the Board desires to approve a merger to be accounted for as a "pooling of "interests," the Executive will, in good faith, negotiate with the Company concerning such changes in the foregoing payments and benefits (if any) as may be necessary in order to achieve such accounting treatment. The parties acknowledge that the Executive's obligation to negotiate in good faith hereunder will not require him to accept a material reduction in the net after tax benefits provided to him hereunder or in any alternative agreement or arrangement.

     7. NO OBLIGATION TO MITIGATE DAMAGES. In the event of a termination of the Executive's employment for any reason, the Executive will not be required to seek other employment or to mitigate any of the Company's obligations under this Agreement, and no amount payable hereunder will be reduced (a) by any claim the Company may assert against the Executive or (b) by any compensation or benefits earned by the Executive as a result of employment by another employer, self-employment or from any other source after such termination of employment with the Company; PROVIDED, HOWEVER, that the benefits provided pursuant to Sections 5(d)(iii) and 6(c)(iii)(A) will terminate at such time as the Executive becomes eligible for comparable benefits as the result of employment by another Person.

     8. PROPRIETARY INFORMATION OBLIGATIONS. During the Executive's employment pursuant to this Agreement, the Executive will have access to and become acquainted with confidential and proprietary information of the Company and its subsidiaries, including, but not limited to, information or plans regarding customer relationships, personnel, or sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications (collectively "Proprietary Information"). The Executive will not disclose any such Proprietary Information directly or indirectly, or use it in any way, either during the Executive's employment pursuant to this Agreement or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company or its subsidiaries, whether prepared by the Executive or otherwise coming into his possession, will remain the exclusive property of the Company or its subsidiaries, as the case may be, and may not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out the Executive's duties hereunder, and if removed must be immediately returned to the Company upon any termination of his employment; PROVIDED, HOWEVER, that the Executive may retain copies of documents reasonably related to his interest as a shareholder and any documents that were personally owned, which copies and the information contained therein the Executive agrees not to use for any business purpose. Notwithstanding the foregoing, Proprietary Information will not include (a) information which is or becomes generally public knowledge or public except through disclosure by the Executive in violation of this Agreement and (b) information that may be required to be disclosed by applicable law.

     9. NONINTERFERENCE. While employed by the Company and for a period of one year after termination of this Agreement, the Executive agrees not to interfere with the business of the Company or any subsidiary of the Company by directly or indirectly soliciting, attempting to solicit, or otherwise inducing, any employee of the Company or any subsidiary of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

     10. NON-COMPETITION. The Executive agrees that, during the Employment Term, he will not, without the prior consent of the Company, directly or indirectly, have an interest in, be employed by, or be connected with, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business which is in competition with the business of the Company, in any location, unless the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason; PROVIDED, HOWEVER, that the foregoing will not prevent the Executive from being a stockholder of less than 1% of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

     11.  MISCELLANEOUS.

          (a) NOTICES. Any notices provided hereunder must be in writing and will be deemed effective upon the earlier of two days following personal delivery (including personal delivery by telecopy or telex), or the fourth day after mailing by first class mail to the recipient at the address indicated below:

          To the Company:

          K2 Inc.
          4900 South Eastern Avenue
          Los Angeles, CA  90040
          Attn:  Secretary
          Telecopier No:  (213) 724-0667

          With a copy to:

          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, California 90071-3197
          Attention:  Andrew E. Bogen, Esq.
          Telecopier:  (213) 229-7520

          To the Executive:

          /S/ RICHARD RODSTEIN
          -------------------------
          -------------------------
          -------------------------


          With a copy to:

          -------------------------
          -------------------------
          -------------------------



or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

          (b) SEVERABILITY. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction and subject to this Section be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

          (c) ENTIRE AGREEMENT. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

          (d) COUNTERPARTS. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

          (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive and the Company, and their respective successors and assigns, except that the Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

          (f) AMENDMENTS. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

          (g) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California without giving effect to principles of conflicts of law.

     12.  ARBITRATION.

          (a) Any disputes or claims arising out of or concerning the Executive's employment or termination by the Company, whether arising under theories of liability or damages based upon contract, tort or statute, will be determined exclusively by arbitration before a single arbitrator in accordance with the employment arbitration rules of the American Arbitration Association, except as modified by this Agreement. The arbitrator's decision will be final and binding on both parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In recognition of the fact that resolution of any disputes or claims in the courts is rarely timely or cost effective for either party, the Company and the Executive enter this mutual agreement to arbitrate in order to gain the benefits of a speedy, impartial and cost-effective dispute resolution procedure.

          (b) Any arbitration will be held in the Executive's place of employment with the Company. The arbitrator must be an attorney with substantial experience in employment matters, selected by the parties alternately striking names from a list of five such persons provided by the American Arbitration Association (AAA) office located nearest to the place of employment, following a request by the party seeking arbitration for a list of five such attorneys with substantial professional experience in employment matters. If either party fails to strike names from the list, the arbitrator will be selected from the list by the other party.

          (c) Each party will have the right to take the deposition of one individual and any expert witness designated by the other party. Each party will also have the right to propound requests for production of documents to any party and the right to subpoena documents and witnesses for the arbitration. Additional discovery may be made only where the arbitrator selected so orders upon a showing of substantial need. The arbitrator will have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and will apply the standards governing such motions under the Federal Rules of Civil Procedure.

          (d) The Company and the Executive agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within 120 days from the date of selection of the arbitrator; PROVIDED, HOWEVER, that the arbitrator will be entitled to extend such 120-day period for one additional 120-day period. The arbitrator will deliver a written award with respect to the dispute to each of the parties, who must promptly act in accordance therewith.

          (e) The Company will pay any and all reasonable fees and expenses incurred by the Executive in seeking to obtain or enforce any rights or benefits provided by this Agreement, including all reasonable attorneys' and experts' fees and expenses, accountants' fees and expenses, and court costs (if any) that may be incurred by the Executive in pursuing a claim for payment of compensation or benefits or other right or entitlement under this Agreement,

PROVIDED that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement.

          (f) In a contractual claim under this Agreement, the arbitrator must act in accordance with the terms and provisions of this Agreement and applicable legal principles and will have no authority to add, delete or modify any term or provision of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date it is last executed below by either party.


                                 /S/ RICHARD RODSTEIN
                             ------------------------------
                                     RICHARD M. RODSTEIN


                             K2 INC.


                             By:  /S/ JOHN J. RANGEL
                                ---------------------------------------
                                Name: John J. Rangel
                                     ----------------------------------
                                Title: SENIOR VICE PRESIDENT - FINANCE
                                       --------------------------------